EXHIBIT 23.2

MORGENSTERN, SVOBODA & BAER, CPA’s, P.C.

CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, N.Y.10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL: MSBCPAS@gmail.com

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement of Universal Travel Group, on Form S-8 of our report dated March 18, 2008, appearing in the Annual Report on Form 10-KSB/A of Universal Travel Group, Inc. for the year ended December 31, 2007.

/s/Morgenstern, Svoboda & Baer CPA’s P.C.

Morgenstern, Svoboda & Baer CPA’s P.C.
Certified Public Accountants
New York, New York
December 30, 2008